Exhibit 4.03

NUMBER

DHW-

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS SET FORTH HEREIN).

WARRANTS

Warrant Certificate

ORBIMAGE Holdings Inc.

CUSIP 68555Y 13 5

This Warrant Certificate certifies that

, or registered assigns,
is the registered holder of Warrants

(each, a "***Warrant***"), expiring the later of (a) January 10, 2009 and (b) the six month anniversary of the earlier of (x) the payment in full of all Senior Credit Obligations (as defined) under that certain Credit Agreement, dated on or about January 10, 2006, between the Company (as defined below), ORBIMAGE SI Opco Inc., a Delaware corporation, ORBIMAGE SI Holdco Inc., a Delaware corporation, the lenders from time to time parties thereto, the guarantors from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, and The Bank of New York, as collateral agent, and (y) the redemption of all outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the "***Expiration Date***") to purchase shares of Common Stock, par value $0.01 per share (the "***Common Stock***"), of ORBIMAGE Holdings Inc., a Delaware corporation (the "***Company***"). Each Warrant entitles the holder upon exercise to receive from the Company at any time on or before 5:00 p.m., New York City time, on the Expiration Date, that number of fully paid and nonassessable shares of Common Stock (each, a "***Warrant Share***") as set forth below at the exercise price (the "***Exercise Price***") as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant shall be equal to $15.00 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, and to the extent not exercised by such time the Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Dated

ORBIMAGE Holdings Inc.

By

SECRETARY

ORBIMAGE Holdings Inc. CORPORATE SEAL

By

PRESIDENT

COUNTERSIGNED:

THE BANK OF NEW YORK
(New York, New York)

AS WARRANT AGENT

BY

AUTHORIZED SIGNATORY

AMERICAN BANK NOTE COMPANY

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring the later of (a) January 10, 2009 and (b) the six month anniversary of the earlier of (x) the payment in full of all Senior Credit Obligations (as defined) under that certain Credit Agreement, dated on or about January 10, 2006, between ORBIMAGE Holdings Inc. (the “Company”), ORBIMAGE SI Opco Inc., a Delaware corporation, ORBIMAGE SI Holdco Inc., a Delaware corporation, the lenders from time to time parties thereto, the guarantors from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, and The Bank of New York, as collateral agent, and (y) the redemption of all outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Expiration Date”), entitling the holder on exercise to receive shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated on or about January 10, 2006 (the “Warrant Agreement”), duly executed and delivered by the Company to The Bank of New York, a New York banking corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.
     Warrants may be exercised at any time on or before 5:00 p.m., New York City time, on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement, at the principal corporate trust office of the Warrant Agent. In lieu of payment of the Exercise Price pursuant to the preceding sentence, the holder of the Warrants evidenced by this Warrant Certificate may convert the Warrants, in whole or in part and at any time or times, into Common Stock by surrendering this Warrant Certificate, with the form of notice of exchange set forth hereon properly completed and executed, at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.
     The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
     Warrant Certificates, when surrendered at the principal stock transfer office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     The Company and the Warrant Agent may deem and treat the holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate shall entitle any holder hereof to any of the rights of a stockholder of the Company (including, without limitation, any preemption rights, voting rights or rights to dividends) except upon exercise in accordance with the terms hereof and of the Warrant Agreement. No provision hereof or of the Warrant Agreement, in the absence of affirmative action by a holder hereof to purchase shares of Common Stock, and no mere enumeration herein or in the Warrant Agreement of the rights or privileges of the holder, shall give rise to any liability of such holder for the Warrant Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
Election to Purchase
(To Be Executed Upon Exercise Of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of ORBIMAGE Holdings Inc. in the amount of $                      in accordance with the terms hereof, unless the holder is exercising Warrants pursuant to the holder’s Exchange Right set forth in Section 6 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of                                                                                 , whose address is                                                              and that such shares be delivered to                                                              whose address is                                                             . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                         , whose address is                                                             , and that such Warrant Certificate be delivered to                                                             , whose address is                                                             .

Dated: , 20	Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Notice of Exchange
(To Be Executed Upon Exchange Of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to exchange Warrants represented hereby into                      shares of Common Stock in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                                                            , whose address is                                                                                 and that such shares be delivered to                                                                                  whose address is                      . If said number of shares is less than all of the shares of Common Stock issuable hereunder pursuant to the exchange of Warrants represented hereby, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares purchasable hereunder be registered in the name of                                                                                                     , whose address is                                                                                                    , and that such Warrant Certificate be delivered to                                                                                                     , whose address                                                                                                     . Warrant Certificate be delivered to                                                                                                     , whose address is                                                                                                    .

Dated:	Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.